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                                                                   Exhibit 10.13


                                LEASE AGREEMENT
                                ---------------

     THIS LEASE, dated the first (1st) day of March 1, 1999, between 171-173 MAIN STREET CORPORATION having an office at 190 Main Street, Hackensack, New Jersey 07601, hereinafter referred to as LANDLORD.

                                      AND

NET2PHONE, INC. having an office at 171 Main Street, Hackensack, New Jersey 07601, herein referred to as TENANT.

     WITNESSETH that the Landlord hereby leases to the Tenant and the Tenant hereby rents from the Landlord for the term and upon the rate specified, the leased premises described as follows, 171-173 Main Street, situated in the City of Hackensack, County of Bergen and State of New Jersey, and known and designated as 9,845 rentable square feet of the entire premises.

1.  This lease shall commence on March 1, 1999 and end on February 28, 2002.

2. Tenant agrees to pay to the Landlord as a base rent for and during the term hereof, a monthly rate of $9,912.00. The Tenant shall pay when due all the rents or charges for water, utilities, taxes, inspection fees, public area insurance, contracts & services, which are or may be assessed or imposed upon the leased premises and common areas and which may be charged to the Landlord by the suppliers thereof during the term hereof. If not paid, such rents or charges shall be added to and become payable as additional rent with installment of rent next due or within 30 days of demand therefor, whichever occurs sooner. The Tenant shall be responsible for general maintenance of the leases premises, including general garbage removal.

3. The base rent payable by Tenant has been calculated on the basis of the portion of the leases premises to be occupied by Tenant during each applicable period during the term of the lease. In the event that Tenant takes occupancy of any additional portion of the leased premises, the Tenant shall be responsible to pay the Landlord an increased monthly rent directly proportional to the additional space rented.

4. Payment of rent is due on the first day of each month. Payable to 171-173 Main Street Corporation and mailed to: Attention: Marc Knoller, 190 Main Street, Hackensack, New Jersey 07601 or as may be otherwise directed by the Landlord in writing. Tenant shall pay a late charge of 5% of the monthly rent for each payment received by the Landlord after the 5th day of each month. Tenant shall pay a late charge of 10% of the monthly rent for each rent payment that is received by the landlord after the 10th of each month. The late charge shall be due with the current late rent payment.

5. The Landlord covenants and agrees that the Tenant, on paying the said rental and performing covenants and conditions in this lease contained, shall and may peaceably and quietly have, hold and enjoy the demised premises for the term aforesaid.
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6.  The tenant covenants and agrees to use the demised premises for any purpose as permissible under local zoning ordinances. Sublease of any portion of the demised premises is only permissible with written consent of the Landlord.

7. The Tenant will comply with all the laws, statutes, ordinances, orders, regulations, rules and requirements of every kind and nature relating to the premises, or hereafter in effect, of the federal, state, county, municipal, or other governmental authorities whether they be usual or usual ordinary or extraordinary. The Tenant agrees at his cost and expense to comply with all said requirements that pertain to the Tenant and/or his use of the said demised premises. The Landlord will be held harmless from all expenses and/or damages by reason of any notices, orders, violations, or penalties filed against or imposed upon the premises or against the Landlord because of the Tenant's non-compliance with said requirements.

8. The Tenant from and after the date of the commencement of the term of this lease will hold the Landlord harmless against any and all claims, suits, damages, or causes of action for damages arising after the commencement of the term of this lease, and against any orders or decrees of judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person and/or property or loss of life sustained in the demised premises, during the term hereof.

9. The Tenant shall during the demised term maintain a general liability policy insuring the Tenant and naming the Landlord as additional insured in an amount to be agreed upon by the parts but in no event less than $500,000/$1,000,000. Tenant shall cause the Landlord to be provided with certificates of insurance showing the issuance of the insurance policies provided for in this and shall further provide the Landlord with proof of payment of the premiums in connection with said property.

10. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant shall be the property of the Landlord and shall remain upon and be surrendered with the premises as a part hereof at the termination of this lease without compensation to the Tenant. The Tenant further agrees to keep said premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable material.

11. The Tenant shall not make any alterations, additions, or improvements to said premises without the prior written consent of the Landlord. The Tenant shall at its own expense modify the leased premises. All Tenant work shall be in accordance with accepted professional and government regulatory standards'. All work shall have been reviewed and approved by the Landlord, whose approval shall not be unreasonably withheld or delayed. The Tenant has applied for and received the required Hacksensack Township permits. The Tenants shall take good care of the premises and shall at the Tenant's own cost and expense, make all repairs and shall maintain the premises in good condition and state of repair, and at the end or other expiration of the term hereof, shall deliver up the rented premises in good order and condition, wear and tear from reasonable use thereof

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    accepted.  Tenant shall neither encumber nor obstruct the sidewalks, driveway yards, entrances, hallways and stairs.

12. In the event that any mechanics' lien is filed against the premises as a result of alterations, additions, or improvements made by the Tenant, the Landlord at its option, after 90 days notice to the Tenant, may terminate this lease and may pay the said lien without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in discharging the said lien as additional rent hereunder.

13. If the Tenant does not exercise the option to renew as per the conditions in Paragraph 19 of this Lease, then one (1) month prior to the expiration of the demised term, the Landlord or its agent shall have the right to place a suitable "For Lease" sign on the premises. Also, during this time the Landlord or its agent with reasonable notice shall have the right to examine the premises and/or exhibit the suite to perspective tenants. In the event Landlord enters into a contract of sale of the leased premises, Landlord, may in its sole discretion, terminate this Lease Agreement, whereby Landlord agrees to provide Tenant with ninety (90) written notice prior to such termination.

14. The Tenant agrees that in case of a fire or other casualty resulting in damage to the premises it will give immediate notice thereof to the Landlord, who shall thereupon, with expedition and in good and workmanlike manner, after said damage, enter upon and undertake said repair and rehabilitation, as is necessary to restore said premises to its original condition before such damage, provided that such damage, with reasonable dispatch, can be repaired within ninety (90) days from the fire or casualty. The Landlord will make every effort to place the Tenant into available space within the building during the repairs not to exceed the 90 day period. In the event that the said demised premises shall at any time during the demised term be totally destroyed by fire or other casualty, or should be rendered party untenable, and the repair and rehabilitation of said demised premises shall be of an extent requiring more than (90) days from the fire or casualty for this completion, then this lease, at the option of either the Landlord or Tenant may be terminated and the obligation to make rental payments thereupon shall cease as of the date of such damage or destruction. Tenant shall not be obligated to make rental payments in the event that Landlord is unable to place the Tenant into available space in close proximity to the Building.

15. It is further agreed that if the rent herein provided for as well as additional sums deemed rent and to be paid by the Tenant shall at any time be in arrears and unpaid for more than ten (10) days after the demand, Landlord, at his option may void this lease and enter into possession of the demised premises and sue for and recover all rent due as herein provided for the entire lease term. Tenant in any such proceedings hereby waives the right of trial by jury. In the event Landlord shall enter into possession of the demised premises after default as above provided, Landlord may rent the premises for the unexpired term on behalf of the Tenant reserving the right to rent the premises for a longer period of time than fixed in the original lease without releasing the original Tenant form any liability, applying any monies collected first to the expense of resuming or obtaining possession, second to restoring premises to a rentable condition and then to the

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    payment of the rent and all other charges due and to grow due to the
    Landlord, any surplus to be paid to the Tenant who shall remain liable for any deficiency, as measured by the term of this lease.

16. This lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises or the property of which said premises are a part. The tenant agrees to execute, at no expense to the Landlord, any instrument which may be deemed necessary or desirable by the Landlord to further affect the subordination of this lease to any such mortgage, deed or trust or encumbrance. Tenant may not in any manner or form encumber this lease and the leasehold hereby created. Regardless of the terms of this Paragraph, Landlord will seek to obtain from any mortgage the right to quiet enjoyment of the Tenant as long as the Tenant attorns to said mortgagee.

17. If the property or any substantial part hereof wherein the demised premises are located shall be taken by public or quasi-public authority under any power or eminent domain or commendation, this lease at the option of the landlord shall forthwith terminate and the Tenant shall have no claim or interest in or to any award or damages from the Landlord for such taking. The Tenant is not precluded from the maintaining its own action against the condemning authority if said Tenant's rights are legislatively protected.

18. The Tenant has this day deposited with the Landlord the sum of $9,912.00 (Nine thousand nine hundred and twelve dollars) as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this lease upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein or any renewal option thereof, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to the purchaser for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of the said security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security of a new Landlord.

19. Provided that the tenant is not in default under this lease, Tenant shall have the option to renew this lease for an additional three year term by notifying the Landlord in writing, by certified or overnight mail, notice of its election to do so at least one (1) month prior to the date of the expiration of the then current term. The new rent to be payable during the renewal term shall be the current annual rental amount plus the Consumer Price Index (CPI) which shall begin to accrue as of the _______ of this lease. All other terms and conditions of the original lease shall remain in effect in full force and effect.


20. The Tenant accepts the premises in "AS IS" condition.

21. No sign, advertisement or notice shall be affixed to or placed upon any part of the demised premises by the Tenant, except in such manner and of such size, design and color as shall be approved in advance in writing by the Landlord, such approval not to be unreasonably withheld.

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22. The rules and regulations regarding the demised premises which are part of this lease, shall be observed by the Tenant and by the Tenant's employees, agents and customers.

23. Landlord represents and warrants that Landlord and his agents know of nothing concerning the Premises which are subject matter of this leasehold agreement that would prohibit use of the premises by the Tenant for the uses and purposes intended and further that all of the mechanical equipment and structure in question, at time of the delivery of the premises to the Tenant, is sound and in good working order. Moreover, the electrical lines and plumbing likes contained within the building are in proper working order as of the time of the initial occupancy herein specified.

24. All of the terms, covenants and conditions of this lease shall insure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the said parties have hereunto set their hands and seals the days and year first above written.

WITNESS:                             171-173 MAIN STREET CORPORATION
                                     Landlord

                                     By      /s/ Howard Jonas
                                         --------------------------------------
                                         Howard Jonas, President

ATTEST:                              NET2PHONE INC.
                                     Tenant

                                     By      /s/ Howard Balter
                                         --------------------------------------
                                         Howard Balter, Chief Executive Officer

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